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[Unless this certificate is presented by an authorized
representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

     REGISTERED                                    REGISTERED

           Consolidated Edison Company of New York, Inc.
        7 3/4% QUARTERLY INCOME CAPITAL SECURITIES
    (SERIES A SUBORDINATED DEFERRABLE INTEREST DEBENTURES)

     INTEREST RATE          MATURITY DATE             CUSIP
   7 3/4% Per annum        March 31, 2031       209111  84 8

REGISTERED HOLDER: [Cede & Co.]

PRINCIPAL SUM: [_______________________ DOLLARS ($___,___,___)]

     CONSOLIDATED EDISON COMPANY OF NEW YORK, INC., a New York corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered holder named above or registered assigns, on the maturity date stated above, unless redeemed prior thereto as hereinafter provided, the principal sum stated above and to pay interest thereon from March 6, 1996, or from the most recent interest payment date through which interest has been duly paid or provided for, on March 31, 1996 and thereafter quarterly on March 31, June 30, September 30 and December 31 of each year, at the interest rate stated above, until the date on which the payment of such principal sum has been made or duly provided for; provided, however, that during an Extension Period (hereinafter defined) all interest otherwise payable on such principal sum during such Extension Period (together, to the extent permitted by applicable law, with interest thereon at the interest rate stated above) will be payable on the interest payment date that occurs on the last day of the Extension Period.

     This security is one of a duly authorized series of an issue of unsecured debt securities of the Company designated as its 7 3/4% Quarterly Income Capital Securities (Series A Subordinated Deferrable Interest Debentures) (herein called the "Capital Securities"), issued and to be issued under an Indenture, dated

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

as of December 1, 1990, between the Company and The Chase Manhattan Bank (National Association), Trustee (hereinafter called the "Trustee", which term includes any successor trustee thereto) (the "Basic Indenture"), as amended and supplemented by a First Supplemental Indenture, dated March 6, 1996, between the Company and the Trustee (together with the Basic Indenture, the "Indenture"). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the holders of the Capital Securities, and the terms on which the Capital Securities are, and are to be, authenticated and delivered.

     The Company may at any time and from time to time during the term of the Capital Securities extend the interest payment period to a period not exceeding 20 consecutive quarters (an "Extension Period") by electing to not pay interest on the Capital Securities on an interest payment date. During any such Extension Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Prior to the end of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Capital Securities. Upon the end of any Extension Period and the payment of all amounts then due, the Company may initiate a new Extension Period, provided that such new Extension Period, together with any extension thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Capital Securities. Other than on the last day thereof, no interest on the Capital Securities shall be due and payable during an Extension Period and the failure to pay interest during any such period shall not be an Event of Default (as defined in the Indenture).

     The Company shall give the holders of the Capital Securities notice of its initiation or extension of any such Extension Period not later than ten Business Days (as defined herein) prior to the earlier of (i) the record date for the first interest payment that, absent such initiation or extension, would otherwise be due, or (ii) if applicable, the date the Company is required to give notice to the New York Stock Exchange or other self-regulatory organization of such record date.

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

     The interest payable on the Capital Securities on any interest payment date, including any interest payable with respect to an Extension Period, shall be computed on the basis of a 360-day year of twelve 30-day months, and will be paid to the registered holder of the Capital Securities at the close of business on the fifteenth day of the month in which such interest payment date occurs, except as otherwise provided in the Indenture.

     In the event that any interest payment date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such interest payment date. A "Business Day" shall mean any day other than a day on which banking institutions in New York City are authorized or obligated by law to close.

     The principal of this Capital Security, when due and payable, shall, upon presentation and surrender hereof, be paid at the principal office of the Company. The interest on this Capital Security, when due and payable, shall be paid at the principal office of the Company, or at the option of the Company, by check mailed to the address of the registered holder hereof or registered assigns as such address shall appear in the Security Register. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     The Company may redeem the Capital Securities, as a whole at any time, or in part from time to time, on or after March 31, 2001 at 100% of the principal amount of the Capital Securities to be redeemed together with unpaid accrued interest thereon to the date fixed for redemption.

     At any time after the occurrence of a Tax Event, the Company may redeem the Capital Securities, in whole but not in part, at 100% of the principal amount of the Capital Securities together with unpaid accrued interest to the date fixed for redemption. "Tax Event" means the receipt by the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that interest payable by the Company on the Capital Securities is not, or will not be, fully deductible for United States federal income tax purposes.

     The obligations of the Company under the Capital Securities are subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), and this Capital Security is issued subject to the provisions of the Indenture with respect thereto. Holders of Capital Securities, by accepting same, (a) agree to be bound by such subordination provisions, (b) authorize and direct the Trustee on their behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, and (c) appoint the Trustee their attorney-in-fact for any and all such purposes. Holders of Capital Securities, by accepting same, hereby waive all notice of the acceptance of the subordination provisions by each holder of Senior Indebtedness, whether now outstanding or hereinafter incurred, and waive reliance by each such holder upon such provisions.

     If an Event of Default shall have occurred and be continuing, with respect to the Capital Securities, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Any such declaration may be rescinded by holders of a majority in principal amount of the outstanding Capital Securities if all Events of Default with respect to the Capital Securities (other than the non-payment of principal of the Capital Securities which shall have become due by such declaration) shall have been remedied.

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

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Capital Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to the Indenture or to any supplemental indenture with respect to the Capital Securities, or modifying in any manner the rights of the holders of the Capital Securities; provided, however, that no such supplemental indenture shall (i) extend the maturity of any Capital Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or make the principal thereof or interest thereon payable in any coin or currency other than that in the Capital Securities provided, without the consent of the holder of each Capital Security so affected, or (ii) reduce the aforesaid principal amount of Capital Securities, the holders of which are required to consent to any such supplemental indenture without the consent of the holders of all Capital Securities then outstanding.

     The Capital Securities are issuable as registered Capital
Securities only, in the denomination of $25 and any integral multiples thereof approved by the Company, such approval to be evidenced by the execution thereof.

     This Capital Security is transferable by the registered holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose, but only in the manner, subject to the limitations and upon payment of any tax or governmental charge for which the Company may require reimbursement as provided in the Indenture, and upon surrender and cancellation of this Capital Security. Upon any registration of transfer, a new registered Capital Security or Capital Securities, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

     The Company, the Trustee, any paying agent and any Security registrar may deem and treat the registered holder hereof as the absolute owner of this Capital Security (whether or not this Capital Security shall be overdue and notwithstanding any notations of ownership or other writing hereon made by anyone other than the Security registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security registrar shall be affected by any notice to the contrary.

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

     No recourse shall be had for the payment of the principal of or interest on this Capital Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Trustees, as such, of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Capital Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

     This Capital Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

     IN WITNESS WHEREOF, the Company has caused this Capital
Security to be signed by the manual or facsimile signatures of a Vice President and the Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.


CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.


By                                   Executive Vice President
                                     and Chief Financial Officer

By                                   Treasurer

[SEAL]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein issued under the Indenture described herein.

                              THE CHASE MANHATTAN BANK
                              (National Association),
                                 as Trustee

By

                               Authorized Officer